UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2026

Fold Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41168	86-2170416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2942 North 24th Street, Suite 115, #42035 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(866) 365-3277

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	FLD	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FLDDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Contemporaneously with the termination (as described below) of the March 2025 Note (as defined below), Fold Holdings, Inc. (the "Company") entered into a Purchase Agreement with SATS Credit Fund L.P. ("SATS") dated February 25, 2026 (the "Purchase Agreement"), pursuant to which SATS purchased from the Company a $13.0 million promissory note, repayable in cash (the "New Note") and 520,000 shares of the Company's Common Stock (the "Initial Commitment Shares"). Closing of the Purchase Agreement occurred upon satisfaction of the conditions described therein on February 26, 2026.

The New Note has a term of one year and an interest rate of 10.0% per annum, payable monthly. The Company has the right to fully or partially prepay the New Note at any time without penalty. Upon certain "trigger prices", namely $45,000 per bitcoin, $40,000 per bitcoin, and $37,000 per bitcoin, as calculated as described in the New Note, SATS may require the Company to prepay up to 25%, 50% and 100%, respectively, of the outstanding principal amount of the New Note plus all accrued and unpaid interest on such amount. The New Note is senior unsecured debt of the Company, but permits the Company to incur up to $25 million in future indebtedness (the "Permitted Debt Cap") and excludes from the Permitted Debt Cap the New Note and debt incurred for the purpose of operating the Company's anticipated credit card program. The New Note contains certain customary events of default provisions, including failure to maintain the listing of the Company's Common Stock, insolvency, bankruptcy, liquidation, and failure to pay amounts due with respect to $1,000,000 in other indebtedness. The New Note is renewable for an additional one year term upon the mutual consent of the Company and SATS and upon the issuance by the Company to SATS of an additional 520,000 shares of the Company's Common Stock (the "Renewal Commitment Shares").

Contemporaneously with the Company's entry into the Purchase Agreement, on February 25, 2026, the Company and SATS entered into a Registration Rights Agreement pursuant to which the Company agreed to provide certain customary registration rights and piggyback registration rights to SATS with respect to the Initial Commitment Shares and Renewal Commitment Shares under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SATS is an investment fund raised and managed by Ten 31, LLC, an affiliate of the Company's lead director, Jonathan Kirkwood. Accordingly, the related party transactions entered into hereto were approved by the Company's audit committee as required by the Company's organizational documents.

The description of the Purchase Agreement, the New Note, and the Registration Rights Agreement herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the New Note, and the Registration Rights Agreement, copies of which are filed as Exhibit 10.1 hereto, Exhibit 10.2 hereto, and Exhibit 10.3 hereto, respectively, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Reference is made to that secured convertible note (the "March 2025 Note") issued on March 6, 2025 by the Company to SATS, with a face value of approximately $46.3 million, pursuant to a Securities Purchase Agreement between the Company and SATS. Pursuant to the conversion feature of the March 2025 Note, up to 3.7 million shares of the Company's common stock were issuable to SATS, with a conversion price of $12.50 per share. Five hundred (500) bitcoin were held as collateral under the March 2025 Note, which would either be released to the Company upon conversion of the March 2025 Note in accordance with its terms or returned to SATS to repay the principal of the March 2025 Note. The interest rate of the March 2025 Note was 7% per annum, payable quarterly. The Company prepaid the first year of interest of the March 2025 Note and payment in interest shares (valued at $12.50 per share) was due beginning April 1, 2026. On February 25, 2026, the Company returned the 500 bitcoin held as collateral pursuant to the March 2025 Note, and on February 26, 2026, upon mutual consent of the parties, the March 2025 Note was extinguished and the related Securities Purchase Agreement was terminated. No penalties were incurred by the Company to extinguish the March 2025 Note.

Subsequent to the closing of the Purchase Agreement, as described above, on February 27, 2026, the Company extinguished the Convertible Note (the "Investor Note") dated December 24, 2024, as amended from time to time, issued by the Company to a certain holder named therein, and terminated the related Securities Purchase Agreement and other transaction documents with the holder pursuant to which such note was purchased. Interest on the Investor Note was 12% per annum, payable quarterly in cash or shares. The Note could be converted into shares of the Company's Common Stock at the holder's option at a conversion price of $9.00. The Investor Note was a senior note secured by 300 bitcoin held by a custodian and 221 bitcoin held in reserve. The Investor Note further subjected the Company to certain restrictions on the incurrence of indebtedness and the issuance of shares. To extinguish the Investor Note, the Company paid the holder thereof approximately $27.5 million in cash, $20 million of which consisted of the return of principal and $7.5 million of which consisted of the multiple on invested capital mandated by the terms of the Investor Note. The Company paid off the Investor Note with cash obtained from the closing of the Purchase Agreement and the sale of bitcoin.

SATS is an investment fund raised and managed by Ten 31, LLC, an affiliate of the Company's lead director, Jonathan Kirkwood. Accordingly, the related party transactions entered into hereto were approved by the Company's audit committee as required by the Company's organizational documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On February 27, 2026, the Company issued a press release announcing the extinguishment of the March 2025 Note and the Investor Note, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*^	Purchase Agreement dated February 25, 2026 by and between Fold Holdings, Inc. and SATS Credit Fund L.P.
10.2^	Form of Senior Unsecured Promissory Note dated February 25, 2026
10.3^	Registration Rights Agreement dated February 25, 2026 by and between Fold Holdings, Inc. and SATS Credit Fund L.P.
99.1	Press Release dated February 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

^ Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOLD HOLDINGS, INC.

	By:	/s/ Will Reeves
		Name:	Will Reeves
		Title:	Chief Executive Officer

Dated: February 27, 2026